Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of our report dated March 7, 2007 relating to the financial statements of AgFeed Industries, Inc., and our report dated September 15, 2007 relating to the Financial Statements of Lushan Breeder Pig Farm Co., Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Goldman Parks Kurland Mohidin, LLP
Goldman Parks Kurland Mohidin, LLP
Encino, California
December 13, 2007